Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Annual Report of Isdera, North America, Inc.; on Form 10-KSB for the fiscal year ended June 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), Ruediger Albrecht, Principal Executive Officer and Principal Accounting/Financial Officer of the Company, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
By: /s/ Ruediger Albrecht
Name: Ruediger Albrecht
Principal Executive Officer and Principal Accounting/Financial Officer
September 28, 2007